Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 19, 2014 (the “Effective Date”), is made by and between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association formerly known as “The Bank of New York Trust Company, N.A.” (“BNY Mellon”), as successor-in-interest to J.P. Morgan Trust Company, National Association, a national banking association (“JPMTC”), as the original indenture trustee under that certain Indenture, dated as of July 19, 2005, by and between the Company and JPMTC, as indenture trustee, as amended by that certain First Supplemental Indenture, dated December 1, 2006, by and between the Company and BNY Mellon (the “Indenture”).

Recitals. Pursuant to the resolutions of the board of directors of the Company (the “Board”) adopted in its meeting on November 14, 2014 (the “November 2014 Resolutions”), the Board (i) has authorized the Chief Financial Officer of the Company and the Treasurer of the Company (the “Financial Officers”), and has delegated to the Financial Officers the authority to act jointly and (ii) has authorized the Chief Financial Officer of the Company and delegated to the Chief Financial Officer of the Company the authority to act, in certain circumstances: (a) to establish one or more Series pursuant to the Indenture in certain limited circumstances; and (b) to determine and set, and to delegate to an Authorized Officer or Authorized Officers the authority to determine and set, any of the terms and conditions of the Securities of any Series that the Financial Officers acting jointly establish or the Chief Financial Officer of the Company establishes pursuant to and in accordance with the Indenture. In connection with the actions of the Board taken by the adoption of the November 2014 Resolutions, the Company and BNY Mellon (in such capacity, the “Trustee”) desire to supplement and amend the Indenture to provide for the Financial Officers, acting jointly, and for the Chief Financial Officer, in each case pursuant to delegated authority: (i) establishing one or more Series pursuant to the Indenture in certain limited circumstances; and (ii) determining and setting, and delegating to an Authorized Officer or Authorized Officers the authority to determine and set, the terms and conditions of the Securities of any Series that the Financial Officers, acting jointly, establish or the Chief Financial Officer establishes pursuant to and in accordance with the Indenture. In accordance with the terms of Section 9.01 of the Indenture, the Company and the Trustee are adopting this Supplemental Indenture for such purpose without the consent of any Holder of any Securities of the Company.

For and in consideration of the premises set forth in this Supplemental Indenture, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings assigned thereto in the Indenture.

Section 2. Amendment of the Indenture. The Company and BNY Mellon hereby agree and confirm that, pursuant to the provisions of Section 9.04 of the Indenture, on the Effective Date, the Indenture shall be and hereby is amended as follows:

(a) Amendment of Section 1.01. Definitions. Section 1.01 of the Indenture shall be amended by adding thereto the following definitions of terms to be used in the Indenture, which definitions of terms shall be deemed to appear in alphabetical order along with the other definitions of terms in Section 1.01 of the Indenture:

“Authorized Chief Financial Officer” means the duly elected and acting Chief Financial Officer of the Company if, on any date of an action to be taken by such officer of the Company in accordance with Section 3.01, the Chief Financial Officer of the Company has been delegated authority from, and is authorized and empowered by, the Board of Directors (1) to establish a Series that will be a Qualified Series pursuant to and in accordance with this Indenture during any period in which a Person is not serving as, or the Chief Financial Officer of the Company is also serving as, the duly elected and acting Treasurer of the Company, and (2) to determine and set, and to delegate to an Authorized Officer or Authorized Officers the authority to determine and set, the terms and conditions of the Securities of a Series that will be Qualified Series and that is or has been established by the joint action of the Authorized Financial Officers or by the action of the Chief Financial Officer of the Company pursuant to delegated authority from the Board of Directors.

“Authorized Financial Officers” means the duly elected and acting Chief Financial Officer of the Company and the duly elected and acting Treasurer of the Company, if, on any date of an action to be taken by such officers of the Company in accordance with Section 3.01, (1) such officers of the Company are not one and the same person and (2) such officers of the Company have had authority delegated to them, and are authorized, by the Board of Directors, to act jointly to establish a Series that will be a Qualified Series pursuant to and in accordance with this Indenture and to act jointly to determine and set, and to delegate to an Authorized Officer or Authorized Officers the authority to determine and set, the terms and conditions of the Securities of a Series that will be a Qualified Series established by the joint action of the Chief Financial Officer of the Company and the Treasurer of the Company acting pursuant to delegated authority from the Board of Directors.

“Board Action Regarding Terms and Conditions” means the adoption by the Board of Directors of a Board Resolution or Board Resolutions determining and setting all or some of the terms and conditions of the Securities of a Series that is established by a Board Resolution or Board Resolutions, by the joint action of the Authorized Financial Officers or by the action of the Authorized Chief Financial Officer, but which Board Resolution or Board Resolutions do not authorize and approve the entry into and execution and delivery by the Company of a Supplemental Indenture that will set forth the terms and conditions of the Securities of such Series.

“Qualified Series” means a Series as to which the initial issuance of Securities of that Series will occur in connection with an offer and sale of those Securities in an offering by the Company of securities of the Company in which the aggregate principal amount of all debt securities of the Company offered and sold in that offering, including the Securities of that Series, is $1,000,000,000.00 or less.

(b) Amendment of Section 3.01. Terms of Securities.

(1) The first paragraph of Section 3.01 of the Indenture shall be amended by adding at the beginning thereof, “(a).”

(2) The second paragraph of Section 3.01 of the Indenture shall be amended by adding at the beginning thereof, “(b)” and by adding to the end thereof the following sentence.

Notwithstanding anything in this Indenture to the contrary, no Securities of a Series established by the joint action of the Authorized Financial Officers or by the action of the Authorized Chief Financial Officer, in each case as provided below in this Section 3.01, shall be issued pursuant to the Indenture unless the initial issuance of Securities of that Series is made pursuant to the offer and sale of such Securities of that Series in an offering by the Company of its securities in which the aggregate principal amount of all debt securities of the Company, including the Securities of that Series, offered and sold does not exceed $1,000,000,000.00.

(3) Section 3.01 of the Indenture shall be further amended by replacing the third and fourth paragraphs of Section 3.01 of the Indenture in their entirety with the following subsections (c) through (i):

(c) The Company may from time to time establish one or more Series pursuant to this Indenture. A Series shall be established pursuant to this Indenture by:

(i) the execution and delivery of a Supplemental Indenture by the Company and the Trustee;

(ii) the adoption of a Board Resolution or Board Resolutions by the Board of Directors establishing that Series; or

(iii) if such Series will be a Qualified Series, by the joint action of the Authorized Financial Officers or by the action of the Authorized Chief Financial Officer.

(d) The terms and conditions of the Securities of any Series established by a Supplemental Indenture shall be set by means of the execution and delivery of the Supplemental Indenture that establishes the Series, which Supplemental Indenture shall set forth all of the terms and conditions of the Securities of that Series.

(e) The terms and conditions of the Securities of any Series established by adoption of a Board Resolution or Board Resolutions shall be determined and set by:

(i) a Supplemental Indenture that sets forth all of the terms and conditions of the Securities of that Series;

(ii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee, by a Board Action Regarding Terms and Conditions; and

(iii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee and none or not all of the terms and conditions of the Securities of that Series have been determined and set by a Board Action Regarding Terms and Conditions, then to the extent the terms and conditions of the Securities of that Series have not been determined and set by a Board Action Regarding Terms and Conditions, by the action of an Authorized Officer or Authorized Officers acting pursuant to authority to determine and set the terms and conditions of the Securities of that Series delegated by the Board of Directors to that Authorized Officer or those Authorized Officers.

(f) The terms and conditions of the Securities of any Qualified Series established by the joint action of the Authorized Financial Officers shall be determined and set by:

(i) a Supplemental Indenture that sets forth all of the terms and conditions of the Securities of that Series;

(ii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee, by a Board Action Regarding Terms and Conditions;

(iii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee and none or not all of the terms and conditions of the Securities of that Series have been determined and set by a Board Action Regarding Terms and Conditions, then to the extent the terms and conditions of the Securities of that Series have not been established by a Board Action Regarding Terms and Conditions, by either (1) the joint action of the Authorized Financial Officers or (2) the action of the Authorized Chief Financial Officer; and

(iv) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee and none or not all of the terms and conditions of the Securities of that Series have been determined and set by a Board Action Regarding Terms and Conditions, by either (1) the joint action of the Authorized Financial Officers or (2) the action of the Authorized Chief Financial Officer, or by a combination of those means, then to the extent the terms and conditions of the Securities of the Series have not been established by one or more of those means, by the action of an Authorized Officer or Authorized Officers acting pursuant to authority to determine and set the terms and conditions of the Securities of that Series delegated to that Authorized Officer or those Authorized Officers by the Board of Directors or by either (1) the Authorized Financial Officers acting jointly or (2) the Authorized Chief Financial Officer.

(g) The terms and conditions of the Securities of any Qualified Series established by the action of the Authorized Chief Financial Officer shall be determined and set by:

(i) a Supplemental Indenture that sets forth all of the terms and conditions of the Securities of that Series;

(ii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee, by a Board Action Regarding Terms and Conditions;

(iii) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee and none or not all of the terms and conditions of the Securities of that Series have been determined and set by a Board Action Regarding Terms and Conditions, then to the extent the terms and conditions of the Securities of that Series have not been established by a Board Action Regarding Terms and Conditions, by the action of the Authorized Chief Financial Officer; and

(iv) if such a Supplemental Indenture has not been executed and delivered by the Company and the Trustee and none or not all of the terms and conditions of the Securities of that Series have been determined and set by a Board Action Regarding Terms and Conditions, by the action of the Authorized Chief Financial Officer, or by a combination of those means, then to the extent the terms and conditions of the Securities of the Series have not been established by one or more of those means, by the action of an Authorized Officer or Authorized Officers acting pursuant to authority to determine and set the terms and conditions of the Securities of that Series delegated to that Authorized Officer or those Authorized Officers by the Board of Directors or by the Authorized Chief Financial Officer.

(h) If the terms and conditions of the Securities of a Series have been determined and set by a Board Action Regarding Terms and Conditions or by the Authorized Financial Officers acting jointly, the Authorized Chief Financial Officer or an Authorized Officer or Authorized Officer acting pursuant to authority delegated to such Authorized Officer or Authorized Officers by the Board of Directors, by the Authorized Financial Officers acting jointly or by the Authorized Chief Financial Officer and have not been set forth in a Supplemental Indenture executed and delivered by the Company and the Trustee, the determination and setting of the terms and conditions of the Securities of such Series shall be evidenced by a certificate that sets forth and certifies:

(i) that the terms and conditions of the Securities of such Series have been determined and set;

(ii) the means by which the terms and conditions of the Securities of such Series were determined and set; and

(iii) all of the terms and conditions of the Securities of such Series,

and that is signed by an Authorized Officer pursuant to authority delegated to such Authorized Officer by the Board of Directors or by an Authorized Financial Officer or the Authorized Chief Financial Officer pursuant to authority delegated to such Authorized Financial Officer or the Authorized Chief Financial Officer by the Board of Directors, and that is attested to by the Secretary or an Assistant Secretary of the Company (a “Series Terms Certificate”).

A Series Terms Certificate that relates to the determination and setting of the terms and conditions of the Securities of a Qualified Series by a Board Action Regarding Terms and Conditions, by the

joint action of the Authorized Financial Officers or by the action of the Authorized Chief Financial Officer may also include the certifications to be contained in an Officers’ Certificate required to be delivered by the Company pursuant to subsection (i) of Section 3.01. If, in accordance with this Section 3.01, a Series Terms Certificate has been executed and delivered in connection with the determination and setting of the terms and conditions of the Securities of a Series and Securities of that Series have been previously issued pursuant to this Indenture, an additional Series Terms Certificate shall not be required to be delivered in connection with any subsequent issuance of additional Securities of that Series pursuant to this Indenture.

(i) Upon a Series being established and the terms and conditions of the Securities of that Series being determined and set by means other than the execution and delivery of a Supplemental Indenture by the Company and the Trustee, the Company shall cause to be delivered to the Trustee an Officers’ Certificate of the Company:

(i) certifying that the Series has been established, which certification shall set forth the type of action by which the Series was established;

(ii) certifying that the terms and conditions of the Securities of the Series have been determined and set, which certification shall set forth the type of action by which the terms and conditions of the Securities of the Series were determined and set;

(iii) if such Officers’ Certificate is also to serve as the Series Terms Certificate with respect to the Series, setting forth all of the terms and conditions of the Securities of the Series or, if a separate Series Terms Certificate has been executed with respect to the Series, having attached to such Officers’ Certificate, an accurate and complete copy of such Series Terms Certificate;

(iv) having attached to such Officers’ Certificate:

(1) if the Series was established by the adoption of a Board Resolution or Board Resolutions, each Board Resolution establishing the Series;

(2) if the Series was established by the joint action of the Authorized Financial Officers, each Board Resolution providing for the delegation of authority to the Authorized Financial Officers to establish one or more Qualified Series, including the Series;

(3) if the Series was established by the action of the Authorized Chief Financial Officer, each Board Resolution providing for the delegation of such authority to the Authorized Chief Financial Officer to establish one or more Qualified Securities, including the Series;

(4) if any or all of the terms and conditions of the Securities of the Series have been determined and set by a Board Action Regarding Terms and Condition, each Board Resolution adopted by the Board of Directors constituting such Board Action Regarding Terms and Conditions;

(5) if any or all of the terms and conditions of the Securities of the Series have been set by an Authorized Officer or Authorized Officers acting pursuant to authority delegated to such Authorized Officer or such Authorized Officers by the Board of Directors, each Board Resolution providing for the delegation of such authority to such Authorized Officer or such Authorized Officers;

(6) if the Series was established by the joint action of the Authorized Financial Officers and the Authorized Financial Officers have, acting jointly, determined and set any or all of the terms and conditions of the Securities of the Series acting pursuant to authority delegated to the Authorized Financial Officers by the Board of Directors, each Board Resolution providing for the delegation of such authority to the Authorized Financial Officers;

(7) if the Series was established by the action of the Authorized Chief Financial Officer or the joint action of the Authorized Financial Officers and the Authorized Chief Financial Officer has determined and set any or all of the terms and conditions of the Series acting pursuant to authority delegated to the Authorized Chief Financial Officer by the Board of Directors, each Board Resolution providing for the delegation of such authority to the Authorized Chief Financial Officer;

(8) if the Series was established by the joint action of the Authorized Financial Officers and an Authorized Officer or Authorized Officers have determined and set any or all of the terms and conditions of the Securities of the Series acting pursuant to authority granted to such Authorized Officer or Authorized Officers by the joint action of the Authorized Financial Officers or the action of the Authorized Chief Financial Officer, written evidence of the delegation of such authority to such Authorized Officer or Authorized Officers by the Authorized Financial Officers or the Authorized Chief Financial Officer, as applicable, executed by both of the Authorized Financial Officers or by the Authorized Chief Financial Officer, as applicable; and

(9) if the Series was established by the action of the Authorized Chief Financial Officer and an Authorized Officer or Authorized Officers have determined and set any or all of the terms and conditions of the Securities of the Series acting pursuant to authority granted to such Authorized Officer or Authorized Officers by the action of the Authorized Chief Financial Officer, written evidence of the delegation of such authority to such Authorized Officer or Authorized Officers by the Authorized Chief Financial Officer executed by the Authorized Chief Financial Officer.

An Officers’ Certificate of the type described above in this subsection (i) of Section 3.01 shall be signed by an Authorized Officer pursuant to authority delegated to such Authorized Officer by the Board of Directors or by the Authorized Financial Officers or the Authorized Chief Financial Officer pursuant to authority delegated to such officers or officer of the Company by the Board of Directors and shall be attested to by the Secretary or Assistant Secretary of the Company. An Officers’ Certificate that is required to be delivered to the Trustee in accordance with this subsection (i) of Section 3.01 may be provided before or at the time of the consummation of the first issuance of Securities of the Series to which the Officers’ Certificate relates. For avoidance of doubt, it is understood that a Series Terms Certificate regarding a Series that contains all of the certifications and attaches all of the documents and other information required to be included in an Officers’ Certificate contemplated by this subsection (i) of Section 3.01 shall also be such an Officers’ Certificate with respect to that Series for all purposes.

(4) The fifth, sixth and seventh paragraphs of Section 3.01 shall be numbered by inserting at the beginning thereof “(j),” “(k)” and “(l),” respectively.

Section 3. Effectiveness. This Supplemental Indenture shall be effective from and after the Effective Date.

Section 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS SUPPLEMENTAL INDENTURE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 5. Severability; Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Supplemental Indenture which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6. Captions. The captions in this Supplemental Indenture are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the Effective Date.

WAL-MART STORES, INC.

By:	/s/ Steven R. Zielske
Name:	Steven R. Zielske
Title:	Senior Vice President, Finance & Capital Markets

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
Name:	Michael Countryman
Title:	Vice President

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